UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

DUKE ENERGY CORPORATION

(formerly Duke Energy Holding Corp.)

(Exact Name of Registrant as Specified in its Charter)

Delaware		20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated herein by reference.

The forms of Phantom Stock Award Agreement and Performance Share Award Agreement that the registrant intends to use to make such respective types of grants under its equity incentive compensation plans are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 3, 2006, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 8, 2005, as amended, by and among the registrant (formerly known as Duke Energy Holding Corp.), Duke Energy Corporation, a North Carolina corporation (“Duke Energy NC”), Cinergy Corp., a Delaware corporation (“Cinergy”), Deer Acquisition Corp., a North Carolina corporation and a wholly-owned subsidiary the registrant (“Deer”), and Cougar Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the registrant (“Cougar”), Deer merged with and into Duke Energy NC (the “Duke Energy Merger”) and Cougar merged with and into Cinergy (the “Cinergy Merger” and, together with the Duke Energy Merger, the “Mergers”).

In addition, pursuant to the Merger Agreement, in connection with the Mergers, Duke Energy NC converted its form of organization from a North Carolina corporation to a North Carolina limited liability company and changed its name to Duke Power Company LLC (“Duke Power”) and transferred to the registrant all of its membership interests in Duke Capital LLC (“Duke Capital”). As a result of the Mergers and the other transactions described above, each of Duke Power, Cinergy and Duke Capital is now a wholly-owned subsidiary of the registrant.

Pursuant to the Cinergy Merger, each share of common stock of Cinergy, par value $0.01 per share (the “Cinergy Common Stock”), was converted into the right to receive 1.56 shares of the registrant’s common stock, par value $0.001 per share. Pursuant to the Duke Energy Merger, each share of common stock of Duke Energy NC, no par value per share, including the associated Preference Stock Purchase Rights (together, the “Duke Energy NC Common Stock”), was converted into the right to receive one share of the registrant’s common stock.

The issuance of the registrant’s common stock pursuant to the Mergers was registered under the Securities Act of 1933, as amended, pursuant to the registrant’s registration statement on Form S-4 (File No. 333-126318) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on February 2, 2006. The definitive joint proxy statement/prospectus of Duke Energy NC and Cinergy, dated February 2, 2006 that forms a part of the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Mergers and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of Duke Energy NC and Cinergy in the Mergers.

Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the registrant’s common stock is deemed to be registered under Section 12(b) of the Exchange Act. The registrant’s common stock has been approved for listing on the New York Stock Exchange, and began trading under the symbol “DUK” on April 3, 2006.

Each of the Duke Energy NC Common Stock and the Cinergy Common Stock was registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock

Exchange. Duke Energy NC is delisting the Duke Energy NC Common Stock and Cinergy is delisting the Cinergy Common Stock, in each case from the New York Stock Exchange. Each of Duke Energy NC and Cinergy have filed a Form 15 with the SEC to terminate the registration under Section 12(g) of the Exchange Act of the Duke Energy NC Common Stock and the Cinergy Common Stock, respectively.

On April 3, 2006, the registrant issued a press release announcing the completion of the Mergers and the other transactions contemplated by the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 3, 2006, in connection with the transactions described above under Item 2.01, the registrant executed the Fifteenth Supplemental Indenture between Duke Energy NC and JPMorgan Chase Bank, N.A., as trustee, pursuant to which the registrant agreed to guarantee the obligations of Duke Power under the Senior Indenture dated as of September 1, 1998, as amended and supplemented. As of April 3, 2006, the current outstanding principal amount of indebtedness under the Senior Indenture guaranteed is approximately $3.7 billion.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with and effective the date of the Mergers, the registrant amended and restated in their entirety its certificate of incorporation and by-laws substantially in the form attached as Exhibits A and B to the Merger Agreement and included in the Joint Proxy Statement/Prospectus as Annex A (together with technical and conforming amendments thereto). The description of the restated certificate of incorporation and by-laws which was contained under the caption “Comparison of Shareholder Rights” in the Joint Proxy Statement/Prospectus is incorporated herein by reference. The registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law and our certificate of incorporation. The following discussion is a summary of our amended and restated certificate of incorporation and by-laws following consummation of the mergers and is qualified in its entirety by reference to the certificate of incorporation and the by-laws attached as Exhibits 3.1 and 3.2, respectively, to this Current Report.

General

Our total number of authorized shares of capital stock consists of 2 billion shares of common stock, par value $0.001 per share, and 44 million shares of preferred stock, par value $0.001 per share.

Common Stock

Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of any outstanding shares of common stock will vote together as a class, and every holder of common stock will be entitled to cast one vote in person or by proxy for each share of common stock standing in such holder’s name on our books. We do not have a classified board of directors nor do we permit cumulative voting.

Holders of common stock are not entitled to any preemptive rights to subscribe for additional shares of common stock nor are they subject to further capital calls or to assessments by us.

Subject to applicable law and the rights, if any, of the holders of any class or series of preferred stock having a preference over the rights to participate with the common stock with respect to the payment of dividends, holders of our common stock are entitled to receive dividends or other distributions as declared by our board of directors at its discretion.

The board of directors may create a class or series of preferred stock with dividends the rate of which is calculated by reference to, and payment of which is concurrent with, dividends on shares of common stock.

Preferred Stock

        Our board of directors has the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of preferred stock into one or more classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of preferred stock to the full extent now or as may in the future be permitted by the law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. Except as otherwise required by law, as provided in the certificate of incorporation or as determined by our board of directors, holders of preferred stock will not have any voting rights and will not be entitled to any notice of shareholder meetings.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

Under our certificate of incorporation, the board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock.

The certificate of incorporation also provides that a director may be removed from office with or without cause. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.

Our by-laws provide that prior to the first annual meeting of shareholders where directors are elected, the size of the initial board may not be increased or decreased without the affirmative vote of at least 80% of the entire board. Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all our classes entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the number of directors and vacancies and newly created directorships.

Our certificate of incorporation provides that any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice only if consent in writing setting forth the action to be taken is signed by all the holders of our issued and outstanding capital stock entitled to vote in respect of such action.

Our by-laws provide that, except as expressly required by the certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders or of any series entitled to vote may be called for any purpose or purposes only by the Chairman of the board of directors or by the board of directors. Shareholders are not entitled to call special meetings.

The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock, the provision requiring a vote of 80% of the entire board of directors to change the size of the board of directors prior to the first annual meeting of shareholders, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the number of directors and filling of vacancies and newly created directorships, the requirement that shareholders act at a meeting unless all shareholders agree in writing, and the inability of shareholders to call a special meeting, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.

Item 9.01. Financial Statements And Exhibits.

9.01(a) Financial Statements.

The consolidated financial statements as of and for the fiscal year ended December 31, 2005 of Duke Energy NC were previously filed in its Annual Report on Form 10-K for the Fiscal Year ended December 31, 2005 filed March 6, 2006, as amended by Amendment No. 1 thereto filed March 31, 2006 and by Amendment No. 2 thereto filed April 3, 2006. The consolidated financial statements as of and for the fiscal year ended December 31, 2005 of Cinergy are included in its Annual Report on form 10-K for the Fiscal Year ended December 31, 2005 filed March 2, 2006 (the “Cinergy 2005 10-K”). Pages 101-198 of the Cinergy 2005 10-K containing such consolidated financial statements are attached hereto as Exhibit 99.2 and incorporated herein by reference.

9.01(b) Pro Forma Information.

Pro forma financial information will be filed by amendment to this Current Report.

9.01(c) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of May 8, 2005, as amended, by and among Duke Energy Corporation, Duke Energy Holding Corp., Cinergy Corp., Deer Acquisition Corp. and Cougar Acquisition Corp.

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Duke Energy Corporation

Exhibit 3.2	Amended and Restated By-Laws of Duke Energy Corporation

Exhibit 10. 1	Form of Phantom Stock Award Agreement

Exhibit 10.2	Form of Performance Share Award Agreement

Exhibit 23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Cinergy Corp.

Exhibit 99.1	Press Release, dated April 3, 2006

Exhibit 99.2	Consolidated Financial Statements of Cinergy Corp. as of and for the year ended December 31, 2005, 2004 and 2003

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: April 3, 2006	By:	/s/ Robert T. Lucas III
	Name:	Robert T. Lucas III
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of May 8, 2005, as amended, by and among Duke Energy Corporation, Duke Energy Holding Corp., Cinergy Corp., Deer Acquisition Corp. and Cougar Acquisition Corp.

3.1	Amended and Restated Certificate of Incorporation of Duke Energy Corporation

3.2	Amended and Restated By-Laws of Duke Energy Corporation

10.1	Form of Phantom Stock Award Agreement

10.2	Form of Performance Share Award Agreement

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Cinergy Corp.

99.1	Press Release, dated April 3, 2006

99.2	Consolidated Financial Statements of Cinergy Corporation as of and for the year ended December 31, 2005, 2004 and 2003